SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 23, 1996



                         STAR MULTI CARE SERVICES, INC.
             (Exact name of registrant as specified in its charter)



           NEW YORK                      1-10751                  11-1975534
(State or other jurisdiction    (Commission File Number)        (IRS Employer
  of incorporation)                                          Identification No.)

        99 RAILROAD STATION PLAZA
             HICKSVILLE, NY                                         11801
(Address of principal executive offices)                          (Zip Code)


                                 (516) 423-6688
              (Registrant's telephone number, including area code)







                                   PAGE 1 OF 6
                             Exhibit Index on Page 5


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On August 23, 1996, Star Multi Care Services, Inc. ("Star") and AMSERV HEALTHCARE INC. ("AMSERV") consummated a merger (the "Merger") whereby Star acquired control of AMSERV pursuant to an Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996 (as amended, the "Merger Agreement"), among Star, AHI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Star ("Merger Sub"), and AMSERV. Under the Merger Agreement, Merger Sub was merged with and into AMSERV, whereupon the separate existence of Merger Sub ceased and AMSERV became a wholly-owned subsidiary of Star. Consummation of the Merger followed approval by the shareholders of Star and AMSERV, which was obtained at separate shareholders meetings of the two companies held on August 23, 1996.

           AMSERV operates in a one-industry segment as a health care service company. AMSERV provides Home Care services to individuals from its six branch offices in New Jersey and Ohio. Home Care services provided by AMSERV include personal care, such as assistance with the activities of daily living (e.g. eating, walking and grooming), and skilled nursing services such as wound care and assistance with medications, injections and patient education.

           In connection with the Merger, each outstanding share of AMSERV's Common Stock, par value $.01 per share ("AMSERV Common Stock"), was converted into the right to receive 0.4090 shares (the "Exchange Ratio") of Star's Common Stock, par value $.001 per share ("Star Common Stock"). Each option to purchase AMSERV Common Stock (the "AMSERV Options") has been assumed by Star and constitutes an option to acquire, on substantially the same terms and conditions as were applicable under such AMSERV Options, shares of Star Common Stock adjusted in accordance with the Exchange Ratio. Accordingly, Star registered with the Securities and Exchange Commission 1,445,496 shares of Star Common Stock which are to be issued to the former holders of AMSERV Common Stock as well as to the holders of the AMSERV Options, assumed by Star upon consummation of the Merger, upon their exercise. Prior to the Merger, Star did not beneficially own, directly or indirectly, any of AMSERV's voting securities apart from any beneficial ownership interest it may have had as a result of entering into the Merger Agreement.

           The Merger was structured as a reverse triangular merger intended to qualify as a tax free reorganization. The Merger will be treated as a "pooling of interests" for accounting purposes.

           Pursuant to the Merger Agreement, members of AMSERV's Board of Directors have resigned and have been replaced by designees of Star. Star, however, has agreed to take reasonable efforts to cause Melvin L. Katten, formerly a director of AMSERV, to be appointed to the board of directors of Star and to be nominated for election by the shareholders of Star at each of the next two annual meetings of Star's shareholders following the effective date of the Merger. Star does not anticipate that any officers or directors of AMSERV, other than Mr. Katten, will become officers or directors of Star or the surviving entity.

           The foregoing summary of the terms of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as
Exhibit 2.1 and incorporated herein by reference.

           On August 26, 1996, Star issued a press release announcing the consummation of the Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)&(b) Substantially the same information as that required by paragraph (a) of Item 7 - the Financial statements of AMSERV (the business acquired) and paragraph (b) of Item 7 - the Pro forma financial information has been previously reported by Star in its registration statement on Form S-4 (Commission File No. 333-08499). In accordance with General Instruction B.3 to the Form 8-K such information is not repeated in this Form 8-K

           (c)        EXHIBITS

           2.1 Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996, among Star, Merger Sub, and AMSERV. Incorporated by reference to Exhibit 2(a) to the Star's registration statement on Form S-4 (Registration No. 333-08499).

           99.1       Press Release, dated August 26, 1996, issued by Star.


                                       -3-

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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:      August 28, 1996                        STAR MULTI CARE SERVICES, INC.



                                                  By: /s/ William Fellerman
                                                     -------------------------
                                                     William Fellerman
                                                     Chief Financial Officer



                                       -4-

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                                  EXHIBIT INDEX




Exhibit No.                       Description                               Page
- -----------                       -----------                               ----



2.1 Agreement and Plan of Merger dated as of February 9, 1996, as amended on July 18, 1996, among Star, Merger Sub, and AMSERV. Incorporated by reference to Exhibit 2(a) to the Star's registration statement on Form S-4 (Registration No. 333-08499).


99.1 Press Release, dated August 26, 1996, issued by Star.